                                                                   Exhibit 21.1


                              LIST OF SUBSIDIARIES


                                               Jurisdiction of
Name                                           Incorporation
----                                           ----------------

Praegitzer International, LLC                  Oregon

Praegitzer Asia Sdn Bhd                        Malaysia

Praegitzer International (H.K.) Limited        Hong Kong

Praegitzer Industries (B.V.I.) Inc.            British Virgin Islands

Praegitzer Industries FSC, Inc.                Guam